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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Allfirst Financial Inc. (formerly First Maryland Bancorp), Allfirst Preferred Capital Trust, and Allfirst Preferred Asset Trust, respectively, of our report dated January 27, 1999 relating to the financial statements appearing in the Allfirst Financial Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
October 5, 1999